UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2020

Vital Farms, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39411	27-0496985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 South Congress Avenue Suite C100 Austin, Texas	78704
(Address of Principal Executive Offices)	(Zip Code)

(877) 455-3036

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VITL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Amendment and Restatement of Certificate of Incorporation

On August 4, 2020, Vital Farms, Inc. (the “Company”) filed an Amended and Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of our initial public offering (the “IPO”) of our common stock. Our board of directors and stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective upon, the closing of the IPO. The Restated Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

Effective as of August 4, 2020, we adopted Amended and Restated Bylaws (the “Restated Bylaws”) in connection with the closing of the IPO. Our board of directors and stockholders previously approved the Restated Bylaws to be effective upon the closing of the IPO. The Restated Bylaws are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Please see the description of the Restated Certificate and the Restated Bylaws in the section titled “Description of Capital Stock” in the final prospectus we filed with the U.S. Securities and Exchange Commission on July 31, 2020 pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Registration Statement on Form S-1, as amended (File No. 333-239772).

Item 8.01	Other Events

On August 4, 2020, the Company issued a press release announcing the closing of its initial public offering of 10,699,573 shares of its common stock, consisting of 5,040,323 shares of common stock issued and sold by the Company and 5,659,250 shares of common stock sold by the selling stockholders named in the prospectus, including 1,395,596 shares sold by certain of such selling stockholders pursuant to the exercise in full by the underwriters of their option to purchase additional shares of common stock, at an initial public offering price of $22.00 per share. The gross proceeds to the Company were approximately $110.9 million, before deducting underwriting discounts, commissions and offering expenses payable by the Company.

A copy of the Company’s press release announcing the closing of the offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

99.1	Press Release, dated August 4, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vital Farms, Inc.

Dated: August 4, 2020	By:	/s/ Russell Diez-Canseco
Russell Diez-Canseco
President and Chief Executive Officer